Exhibit 99.2


          UBS LOAN FINANCE LLC                BEAR, STEARNS & CO. INC.
        677 Washington Boulevard                 383 Madison Avenue
      Stamford, Connecticut 06901             New York, New York 10179

          UBS SECURITIES LLC                   BEAR STEARNS CORPORATE
            299 Park Avenue                         LENDING INC.
        New York, New York 10171                 383 Madison Avenue
                                              New York, New York 10179


                                                                November 7, 2005


Laundry Holding Co.
Laundry Merger Sub Co.
c/o Apollo Management, L.P.
9 West 57th Street
43rd Floor
New York, NY  10019

Attention:  Andrew Jhawar

                             Bank Commitment Letter
                             ----------------------

Ladies and Gentlemen:

          Apollo Management, L.P. (together with its affiliates, "Sponsor") has advised UBS Loan Finance LLC ("UBS"), UBS Securities LLC ("UBSS"), Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear Stearns Corporate Lending Inc. ("BSCL" and, together with UBS, UBSS and Bear Stearns, "we" or "us") that Laundry Holding Co., a newly formed corporation formed by Sponsor ("Holdings"), proposes to acquire (the "Acquisition") Linens `n Things, Inc. (the "Acquired Business"). The Acquisition will be effected pursuant to a merger agreement (the "Acquisition Agreement") among Holdings, a wholly owned subsidiary of Holdings ("Borrower" and, together with Holdings, "you") and the Acquired Business. All references to "dollars" or "$" in this agreement and the attachments hereto (collectively, this "Commitment Letter") are references to United States dollars. All references to "Borrower" or "Borrower and its subsidiaries" for any period from and after consummation of the Acquisition shall include the Acquired Business.

          We understand that the sources of funds required to fund the Acquisition consideration, to repay all indebtedness under existing domestic and foreign credit and trade payables facilities and terminate all commitments for undrawn lines of credit of the Acquired Business and its subsidiaries thereunder (the "Refinancing"), to pay fees, commissions and expenses of up to $71.8 million in connection with the Transactions (as defined below) and to provide ongoing working capital requirements of Borrower and its subsidiaries following the Transactions will include:

          o a senior secured asset-based revolving credit facility to Borrower of up to $600.0 million (the "Revolving Credit Facility"), as described in the Summary of Principal Terms and Conditions attached hereto as Annex I (the "Term Sheet"), of which an amount (not to exceed $100.0 million) equal to (i) the net working capital (current assets, other than cash, less current liabilities) of the Acquired Business as of the last completed month's balance sheet prior to the Closing Date less (ii) $470.0 million will be drawn immediately after giving effect to the Transactions (in addition, in connection with the Transactions, (x) up to $150.0 million face amount of letters of credit will be issuable under the Revolving Credit Facility to replace outstanding letters of credit of the Acquired Business and
                    (y) up to $10.0 million face amount of letters of credit will be issuable under the Revolving Credit Facility to secure certain indemnity obligations in favor of CVS Corporation and certain affiliated entities);

          o the issuance by Borrower of up to $650.0 million aggregate gross proceeds of secured or unsecured senior notes (the "Notes") pursuant to a public offering or Rule 144A or other private placement (the "Notes Offering") or, in the event the Notes are not issued at the time the Transactions are consummated, borrowings by Borrower of up to $650.0 million under a senior secured credit facility (the "Bridge Facility" and, together with the Revolving Credit Facility, the "Facilities"), as described in the Senior Bridge Loans Commitment Letter of even date herewith among you and us (the "Bridge Commitment Letter"); and

          o (i) a cash equity investment of not less than $633.4 million by Sponsor and one or more other investors reasonably satisfactory to us (the "Equity Investors") in Holdings, which investment shall be contributed to Borrower in cash as common equity (the "Equity Financing") and (ii) common equity retained in the Acquired Business on terms and conditions reasonably satisfactory to us (the "Rollover Equity").

          No other financing will be required for the uses described above. Immediately following the Transactions, neither Holdings nor any of its subsidiaries will have any indebtedness or preferred equity other than the Revolving Credit Facility, the Notes or the Bridge Facility, the Equity Financing and other indebtedness to be mutually agreed consistent with the information regarding the Acquired Business and the Transactions previously disclosed to us. As used herein, the term "Transactions" means the Acquisition, the Refinancing, the initial borrowings or other credit extensions under the Revolving Credit Facility, the issuance of the Notes or the borrowings under the Bridge Facility, the Equity Financing, the Rollover Equity and the payments of fees, commissions and expenses in connection with each of the foregoing.

          Commitments.
          ------------

          You have requested that UBS commit to provide 75% of the Revolving Credit Facility, that BSCL commit to provide 25% of the Revolving Credit Facility and that UBSS and Bear Stearns agree to structure, arrange and syndicate the Revolving Credit Facility.

          UBS and BSCL are pleased to advise you of their commitment to provide 75% and 25%, respectively, of the commitments under the Revolving Credit Facility to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter (the "Commitments"). You agree that the closing date of the Acquisition and the concurrent closing of the Revolving Credit Facility (the "Closing Date") shall not occur until the terms and conditions hereof and in the Term Sheet and the Conditions to Closing set forth in Annex II hereto (the "Conditions Annex") (including the conditions to initial funding) have been satisfied.

          Syndication.
          ------------

          It is agreed that UBSS will act as the sole lead arranger and a joint book-runner for the Revolving Credit Facility, will exclusively manage the syndication of the Revolving Credit Facility and will, in such capacities, perform the duties and exercise the authority customarily associated with such roles. It is further agreed that Bear Stearns will act as a joint book-runner and syndication agent for the Revolving Credit Facility and will, in such capacity, perform the duties and exercise the authority customarily associated with such role.

          It is further agreed that no additional advisors, agents, co-agents, arrangers or bookmanagers will be appointed and no Lender (as defined below) will receive compensation with respect to the Revolving Credit Facility outside the terms contained herein and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Revolving Credit Facility (the "Fee Letter") in order to obtain its commitment to participate in the Revolving Credit Facility unless you and we so agree.

          UBS and BSCL reserve the right, prior to or after execution of the Bank Documentation (as defined in the Conditions Annex), to syndicate all or a portion of their respective Commitments to one or more institutions (other than certain institutions designated in writing by you on or prior to the date of the Commitment Letter) that will become parties to the Bank Documentation (UBS, BSCL and the institutions becoming parties to the Bank Documentation, the "Lenders").

          UBS will, in consultation with you, exclusively manage all aspects of the syndication of the Revolving Credit Facility, including selection of additional Lenders, determination of when UBS will approach potential additional Lenders, any naming rights and the final allocations of the commitments in respect of the Revolving Credit Facility among the additional Lenders. You agree to, and to use commercially reasonable efforts to cause the Acquired Business to, actively assist UBS in achieving a timely syndication of the Revolving Credit Facility. To assist UBS in its syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause the Acquired Business and its representatives and advisors to, (a) promptly prepare and provide all financial and other information as we may reasonably request with respect to you, the Acquired Business, your and their respective subsidiaries and the transactions contemplated hereby, including but not limited to financial projections (the "Projections") relating to the foregoing, (b) provide copies of any due diligence reports or memoranda prepared at the direction of Sponsor or any of its affiliates by legal, accounting, tax or other advisors in connection with the Acquisition (subject to the delivery of agreements customarily required by such advisors), (c) use commercially reasonable efforts to ensure that the syndication efforts benefit materially from existing lending relationships of Sponsor, the Acquired Business and their respective subsidiaries, (d) make available to prospective Lenders senior management and advisors of Holdings, Borrower and the Acquired Business and their respective subsidiaries, (e) host, with UBS, one or more meetings with prospective Lenders under the Revolving Credit Facility, (f) assist UBS in the preparation of one or more confidential information memoranda and other marketing materials to be used in connection with the syndication of the Revolving Credit Facility which are customary for syndication of such Revolving Credit Facility, and (g) assist the Lenders in conducting the review and appraisal referred in condition #15 in the Conditions Annex, which review shall be concluded and which appraisal shall be delivered no later than 30 days prior to the Closing Date.

          At our request, you agree to prepare a version of the information package and presentation and other marketing materials to be used in connection with the syndication that do not contain material non-public information concerning Holdings, Borrower or the Acquired Business, their respective affiliates or their securities. In addition, you agree that unless specifically labeled "Private -- Contains Non-Public Information," no information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the Revolving Credit Facility, whether through an Internet website (including, without limitation, an IntraLinks workspace), electronically, in presentations at meetings or otherwise, will contain any material non-public information concerning Holdings, Borrower or the Acquired Business, their respective affiliates or their securities.

          Information.
          ------------

          You hereby represent and covenant that (a) all information (other than the Projections) that has been or will be made available to us by you and Borrower or any of your or its respective representatives and, to the best of your knowledge, by the Acquired Business or any of its representatives in connection with the transactions contemplated hereby (the "Information"), when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading, and (b) the Projections that have been or will be made available to us by you, the Acquired Business or any of your or their respective representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made, it being understood that actual results may vary materially from the Projections. You agree to supplement the Information and the Projections from time to time until the Closing Date to the extent necessary so that the representations and warranties in the preceding sentence remain correct. You acknowledge that we may share with any of our affiliates, and such affiliates may share with us, any information related to Holdings, Borrower, the Acquired Business, or any of their respective subsidiaries or affiliates (including, without limitation, in each case information relating to creditworthiness) and the transactions contemplated hereby.

          Compensation.
          -------------

          As consideration for the Commitments and the agreements of UBSS and Bear Stearns to structure, arrange and syndicate the Revolving Credit Facility and to provide advisory services in connection therewith, in each case as provided herein, you agree to pay, or cause to be paid, the fees set forth in the Term Sheet and the Fee Letter. Once paid, such fees shall not be refundable under any circumstances, except as provided therein.

          Conditions.
          -----------

          The Commitments and UBSS' and Bear Stearns' agreements to perform the services described herein may be terminated by UBS or BSCL if: (i) any information submitted to us by or on behalf of Holdings, Borrower, the Acquired Business or any of their respective subsidiaries or affiliates is inaccurate, incomplete or misleading in any respect reasonably determined by UBS or BSCL to be material; (ii) the representations in "Information" above shall not be correct or the representations and warranties in the Acquisition Agreement shall not be accurate and complete in all material respects; (iii) subsequent to the date hereof, in the reasonable determination of UBS or BSCL, there occurs any change, effect, event, occurrence or state of facts that is or would be materially adverse to the business, condition (financial or otherwise), assets, properties or results of operations of the Acquired Business and its subsidiaries taken as a whole, other than any changes, effects, events, occurrences or state of facts relating to or resulting from (a) changes in general economic, financial or securities market conditions in the United States or elsewhere, (b) general changes or developments in the industry in which the Acquired Business and its subsidiaries operate, (c) the announcement of the Acquisition Agreement and the transactions contemplated thereby, (d) any actions required under the Acquisition Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the transactions contemplated by the Acquisition Agreement, (e) the effect of incurring and paying expenses to the Acquired Business's financial advisor and other advisors to the Acquired Business in connection with negotiating, entering into, performing and consummating the transactions contemplated by the Acquisition Agreement, (f) changes in any applicable foreign, federal, state, provincial or local civil or criminal law, statute, code, ordinance, regulation, legally binding rule or other legally enforceable obligation imposed by a court or other any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal or the interpretation thereof after the date of the Acquisition Agreement, (g) changes in GAAP or the interpretation thereof after the date of the Acquisition Agreement and (h) any outbreak of major hostilities in which the United States is involved or any act of insurrection, sabotage or terrorism within the United States or directed against its facilities or citizens wherever located; provided in the case of the immediately preceding clauses (a), (b) and (h) that such changes do not affect the Acquired Business or its subsidiaries disproportionately relative to other companies operating in the same economies or industries; and (iv) any condition set forth in the Term Sheet or the Conditions Annex is not satisfied or any covenant or agreement in this Commitment Letter or the Fee Letter is not complied with.

          Clear Market.
          -------------

          From the date of this Commitment Letter until our completion of syndication (as determined by UBS and notified in writing to you, but in no event later than the Closing Date) of the Revolving Credit Facility, you will ensure that no debt or preferred equity financing for Holdings, Borrower, the Acquired Business or any of your or their respective subsidiaries (other than the Bridge Facility and the Notes Offering) is announced, syndicated or placed without the prior written consent of UBS if such financing, syndication or placement would have, in the reasonable judgment of UBS, a detrimental effect upon such syndication.

          Indemnity.
          ----------

          By your acceptance below, you hereby agree to indemnify and hold harmless us and the other Lenders and our and their respective affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an "Indemnified Person") from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) that arise out of or in connection with this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Revolving Credit Facility or any of the transactions contemplated hereby or the providing or syndication of the Revolving Credit Facility, and to reimburse each Indemnified Person upon its demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding), other than any of the foregoing of any Indemnified Person (i) to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily by reason of the gross negligence or willful misconduct of such Indemnified Person, (ii) to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction, those losses, claims, costs, expenses, damages or liabilities that resulted from a breach of our obligations under this Commitment Letter or (iii) arising out of any claim, litigation, investigation or proceeding that does not involve any act or omission of you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, you shall indemnify the Indemnified Persons from and against any loss or liability by reason of such settlement or judgment, subject to the limitations on your indemnity obligations in clauses (i), (ii) and (iii) in the preceding sentence. You shall not, without the prior written consent of any
Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Person. None of us or any other Lender (or any of their respective affiliates) shall be responsible or liable to Sponsor, Holdings, Borrower, the Acquired Business or any of their respective subsidiaries, affiliates or stockholders or any other person or entity for any consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Revolving Credit Facility or the transactions contemplated hereby. In addition, you hereby agree to reimburse each of the Lenders, UBS, UBSS, BSCL and Bear Stearns upon the Closing Date (if the Closing Date occurs) for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of UBS, UBSS, BSCL and Bear Stearns, appraisal fees and printing, reproduction, document delivery, travel and communication costs) incurred in connection with the syndication and execution of the Revolving Credit Facility, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Financing Documentation (as defined in the Conditions Annex) upon the Closing Date (if the Closing Date occurs).

          Confidentiality.
          ----------------

          This Commitment Letter is furnished for your benefit, and may not be relied on by any other person or entity. This Commitment Letter is entered into upon the condition that neither the existence of this Commitment Letter, the Term Sheet, the Conditions Annex or the Fee Letter nor any of their contents shall be disclosed by us or any of our affiliates, or by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law and (ii) to us and our affiliates' directors, officers, employees, advisors and agents and to your directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby, and as reasonably required for the syndication. In addition, this Commitment Letter, the Term Sheet, the Conditions Annex and the Fee Letter (redacted in a manner acceptable to UBS to omit economic terms) may be disclosed to the Acquired Business and its directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby; provided that this Commitment Letter, the Term Sheet and the Conditions Annex (but not the Fee Letter) may be attached to, or filed with, the Acquisition Agreement if and when the Acquisition Agreement is filed or furnished as an exhibit to a report filed by the Acquired Business under the Securities Exchange Act of 1934, as amended.

          Notwithstanding the foregoing, the existence and contents of this Commitment Letter, the Term Sheet, the Conditions Annex and the Fee Letter may be disclosed by each of us and our affiliates (a) to the extent requested by any regulatory authority purporting to have jurisdiction over such person and (b) subject to an agreement containing confidentiality provisions substantially the same as those set forth in this paragraph and the foregoing paragraph, to (i) any Lender, assignee of or participant in, or any prospective Lender, assignee of or participant in, the Revolving Credit Facility, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings and the Borrower and their obligations thereunder or (iii) any rating agency for the purpose of obtaining a credit rating applicable to Borrower, Holdings or any of their respective subsidiaries.

          Other Services.
          ---------------

          You acknowledge and agree that we and/or our affiliates may be requested to provide additional services with respect to Sponsor, Holdings, Borrower, the Acquired Business and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the parties thereto. Nothing in this Commitment Letter is intended to obligate or commit us or any of our affiliates to provide any services other than as set out herein.

          You acknowledge that we and our affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. We will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you in connection with the performance by us of services for other companies, and, except as expressly otherwise permitted by the terms of this Commitment Letter, we will not furnish any such information to other companies. You also acknowledge that we and our affiliates have no obligation to use in connection with the transactions contemplated by Commitment Letter, or to furnish to you or the Sponsor (or any of your or their respective affiliates), confidential information obtained from other companies. You further acknowledge that both UBS and BSCL are full service securities firms and may from time to time effect transactions, for their own or their affiliates' account or the account of customers, and hold positions in loans, securities or options on loans or securities of Holdings, Borrower, the Acquired Business, their affiliates and other companies that may be the subject of the transactions contemplated by this Commitment Letter.

          Governing Law, Etc.
          -------------------

          This Commitment Letter and the commitment of the Lenders shall not be assignable by you without the prior written consent of us and the Lenders, and any purported assignment without such consent shall be void. This Commitment Letter may not be amended or modified except by an instrument in writing signed by us and you. No provision of this Commitment Letter may be waived except by an instrument in writing signed by the party to this Commitment Letter benefiting from the applicable provision. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience only. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, the Lenders and, with respect to the indemnification provided under the heading "Indemnity," each Indemnified Person. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived. You hereby submit to the exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

          Patriot Act.
          ------------

          We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Patriot Act"), we and the other Lenders are required to obtain, verify and record information that identifies Holdings, Borrower and the Acquired Business, which information includes the name, address and tax identification number of Holdings, Borrower and the Acquired Business and other information regarding
Holdings, Borrower and the Acquired Business that will allow us or such Lender to identify Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to us and the other Lenders.

          Please indicate your acceptance of the terms hereof and of the Term Sheet, the Conditions Annex and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on November 9, 2005 (the "Deadline"). This Commitment Letter and our agreement to provide the services described herein are also conditioned upon your acceptance hereof and of the Fee Letter, and our receipt of executed counterparts hereof and thereof on or prior to the Deadline. Upon the earliest to occur of (A) the execution and delivery of the Financing Documentation by all of the parties thereto, (B) April 18, 2006, if the Financing Documentation shall not have been executed and delivered by all such parties prior to that date, or (C) if earlier than (B), the date of termination of the definitive agreement pertaining to the Acquisition, this Commitment Letter and our agreement to provide the services described herein shall automatically terminate unless we shall, in our discretion, agree to an extension. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheet and the Fee Letter shall survive termination of this Commitment Letter (or any portion hereof) or the commitments of the Lenders hereunder. The provisions under the headings "Syndication" and "Clear Market" above shall survive the execution and delivery of the Financing Documentation.

                            [Signature Page Follows]

          We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.


                                             Very truly yours,


                                             UBS LOAN FINANCE LLC



                                          By:     /s/ David A. Juge
                                             --------------------------------
                                               Name:  David A. Juge
                                               Title: Managing Director



                                          By:     /s/ Barbara S. Wang
                                             --------------------------------
                                               Name:  Barbara S. Wang
                                               Title: Director and Counsel
                                                      Region Americas Legal



                                             UBS SECURITIES LLC



                                          By:     /s/ Brendan Connolly
                                             --------------------------------
                                               Name:  Brendan Connolly
                                               Title: Executive Director



                                          By:     /s/ Barbara S. Wang
                                             --------------------------------
                                               Name:  Barbara S. Wang
                                               Title: Director and Counsel
                                                      Region Americas Legal



                                             BEAR, STEARNS & CO. INC.



                                          By:     /s/ Lawrence B. Alletto
                                             --------------------------------
                                               Name:  Lawrence B. Alletto
                                               Title: Senior Managing Director



                                             BEAR STEARNS CORPORATE LENDING INC.



                                          By:     /s/ Lawrence B. Alletto
                                             --------------------------------
                                               Name:  Lawrence B. Alletto
                                               Title: Vice President

Accepted and agreed to as of the date first writted above:


LAUNDRY HOLDING CO.



By: /s/ Andrew S. Jhawar
   -----------------------------------------
     Name:   Andrew S. Jhawar
     Title:  Vice President


 LAUNDRY MERGER SUB CO.



By: /s/ Andrew S. Jhawar
   -----------------------------------------
     Name:   Andrew S. Jhawar
     Title:  Vice President

                                                                         ANNEX I
                                                                         -------


                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS
                    -----------------------------------------

Revolving Credit Facility(1)

Borrower:                               Laundry Merger Sub Co. ("Borrower").

Arranger:                               UBS   Securities   LLC  ("UBSS"  or  the
                                        "Arranger").

Joint Book-Runners:                     UBSS and Bear, Stearns & Co. Inc. ("Bear
                                        Stearns")

Lenders: A syndicate of banks, financial institutions and other entities, including UBS Loan Finance LLC ("UBS") and Bear Stearns Corporate Lending Inc., arranged by the Arranger (collectively, the "Lenders").

Administrative Agent,
Co-Collateral Agent and Issuing
Bank:                                   UBS AG, Stamford Branch.

Syndication Agent:                      Bear Stearns

Co-Collateral Agent:                    A Lender satisfactory to UBS.

Swingline Lender:                       UBS Loan Finance LLC.

Type and Amount of Facility:            A revolving credit facility (the
                                        "Revolving Credit Facility") in an
                                        aggregate principal amount of up to
                                        $600.0 million (the "Maximum Amount").

Uncommitted Increase in
Revolving Credit Facility:              The Bank Documentation will provide that
                                        the Maximum Amount may be increased by
                                        $100.0 million (the "Additional Amount") to $700.0 million at the election of Borrower and subject to the agreement of the Lenders extending such credit as provided below, provided that (i) no event of default or default exists or would exist after giving effect thereto,
                                        (ii) all financial covenants would be
                                        satisfied on a pro forma basis on the
                                        date of such increase and for the most
                                        recent determination period, after
                                        giving effect to any borrowings and
                                        other customary and appropriate pro
                                        forma adjustment events and (iii) the
                                        terms and documentation in respect
                                        thereof shall otherwise be satisfactory
                                        to the Arranger and the Administrative
                                        Agent. Borrower may seek commitments
                                        from existing Lenders (each of which
                                        shall be entitled to agree or decline to participate in its sole discretion) and additional financial institutions reasonably acceptable to the Arranger and the Administrative Agent who shall thereupon become Lenders. The Bank
                                        Documentation shall be amended to give
                                        effect to the increase in the Maximum
                                        Amount by documentation executed by the
                                        Lender or Lenders making the commitments with respect to the Additional Amount, the Administrative Agent and Borrower, and without the consent of any other
                                        Lender.

(1) All capitalized terms used but not defined herein shall have the meanings provided in the committment letter to which this summary is attached

Purpose: The Revolving Credit Facility will be used by Borrower and its subsidiaries for working capital and general corporate purposes.

Closing Date:                           The date of consummation of the
                                        Acquisition.

Definitive Documentation:               Consistent with transactions for
                                        companies owned by Sponsor.

Maturity Date:                          Five (5) years from the Closing Date.

Availability:                           Upon satisfaction of conditions
                                        precedent to borrowings, borrowings may
                                        be made at any time on and after the
                                        Closing Date to but excluding the
                                        business day preceding the maturity date of the Revolving Credit Facility.
                                        Borrowing availability under the
                                        Revolving Credit Facility will be
                                        limited to the lesser of (i) the
                                        Borrowing Base Amount (as defined below) and (ii) the Maximum Amount, in each case less any applicable reserves as determined by the Collateral Agent or the Administrative Agent in its
                                        Permitted Discretion (as defined below).
                                        In addition, funded borrowings on the
                                        Closing Date will not exceed an amount
                                        (not to exceed $100.0 million) equal to
                                        (i) the net working capital (current
                                        assets, other than cash, less current
                                        liabilities) of the Acquired Business as of the last completed month's balance sheet prior to the Closing Date less
                                        (ii) $470.0 million (in addition, in
                                        connection with the Transactions, (x) up to $150.0 million face amount of letters of credit will be issuable under the Revolving Credit Facility to replace outstanding letters of credit of the Acquired Business and (y) up to $10.0 million face amount of letters of credit will be issuable under the Revolving
                                        Credit Facility to secure certain
                                        indemnity obligations in favor of CVS
                                        Corporation and certain affiliated
                                        entities).

                                        "Permitted Discretion" means a
                                        determination made in good faith and in
                                        the exercise of reasonable (from the
                                        perspective of a secured asset based
                                        lender) business judgment.

Letters of Credit:                      Up to an agreed amount (but not less
                                        than $400.0 million) of the Revolving
                                        Credit Facility will be available for
                                        letters of credit, on customary terms
                                        and conditions to be set forth in the
                                        Bank Documentation.

                                        Each letter of credit shall expire (or
                                        be subject to non-renewal or termination by the Administrative Agent) not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth day prior to the maturity date of the Revolving Credit Facility.

Swing Line Facility:                    Up to an agreed amount of the Revolving
                                        Credit Facility will be available for
                                        Swing Line Loans, on terms and
                                        conditions to be set forth in the Bank
                                        Documentation.

                                        Except for purposes of calculating the
                                        commitment fee described below, any
                                        swingline borrowings will reduce
                                        availability under the Revolving Credit
                                        Facility on a dollar-for-dollar basis.

Canadian Subfacility:                   Up to an agreed amount of the Revolving
                                        Credit Facility may be made available as a revolving Canadian sub-facility (the
                                        "Canadian Subfacility"), with loans
                                        thereunder made directly to one or more
                                        Canadian subsidiaries of the Borrower.
                                        The Canadian Subfacility will be subject to a separate borrowing base (but shall include credit for excess availability on the domestic borrowing base) and will otherwise be on terms and conditions
                                        (including pricing terms) to be set
                                        forth in the Bank Documentation.

Amortization:                           None.

Interest:                               At Borrower's option, loans will bear
                                        interest based on the Base Rate or
                                        LIBOR, as described below:

                                        A.  Base Rate Option

                                        Interest will be at the Base Rate plus
                                        the applicable Interest Margin,
                                        calculated on the basis of the actual
                                        number of days elapsed in a year of 365
                                        days and payable quarterly in arrears.
                                        The Base Rate is defined as the higher
                                        of (a) the Federal Funds Rate, as
                                        published by the Federal Reserve Bank of New York, plus 1 /2 of 1 % and (b) the prime commercial lending rate of UBS AG for the Revolving Credit Facility, as established from time to time at its Stamford branch.

                                        Base Rate borrowings will require one
                                        business day's prior notice and will be
                                        in minimum amounts to be agreed upon.

                                        B. LIBOR Option

                                        Interest will be determined for periods
                                        ("Interest Periods") of one, two, three
                                        or six months (or nine or twelve months
                                        if available from all relevant Lenders)
                                        (as selected by Borrower) and will be at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for the corresponding deposits of U.S. dollars, plus the applicable Interest Margin. LIBOR will be determined by the Administrative Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any).

                                        LIBOR borrowings will require three
                                        business days' prior notice and will be
                                        in minimum amounts to be agreed upon.

Default Interest:                       Upon the occurrence and during the
                                        continuance of an event of default,
                                        interest will accrue (i) in the case of
                                        principal, interest or premium (if any)
                                        on any loan at a rate of 2.0% per annum
                                        plus the rate otherwise applicable to
                                        such loan and (ii) in the case of any
                                        other amount, at a rate of 2.0% per
                                        annum plus the non-default interest rate then applicable to Base Rate loans under the Revolving Credit Facility. During the continuance of an event of default, letter of credit fees will accrue at the rate of 2% plus the amount otherwise payable hereunder. All default interest and fees shall be payable on demand.

Interest Margins:                       The applicable Interest Margin will
                                        initially be the basis points set forth
                                        in the following table:

                                                              Base Rate   LIBOR
                                                                Loans     Loans
                                        Initial Interest Margin   0        150

                                        After the date that is six months after
                                        the Closing Date (and so long as
                                        Borrower shall have delivered financial
                                        statements for the first full fiscal
                                        quarter after the Closing Date), the
                                        Interest Margin with respect to the
                                        Revolving Credit Facility will be based
                                        on average Excess Availability (as
                                        defined below) as follows:

                                         Average Excess
                                         Availability For     Base Rate   LIBOR
                                         Preceding Fiscal       Loans     Loans
                                             Quarter

                                          < $125 million          25       175

                                            $125 million -
                                            $350 million           0       150

                                            $350 million -
                                            $475 million           0       125
                                            > $475 million         0       100

                                        "Excess Availability" shall mean (a) the lesser of (i) the commitments of all of the Lenders under the Revolving Credit Facility and (ii) the Borrowing Base on the date of determination less (b) all outstanding loans and obligations in respect of letters of credit under the Revolving Credit Facility.

Commitment Fee:                         A Commitment Fee shall accrue on the
                                        unused amounts of the commitments under
                                        the Revolving Credit Facility. Such
                                        Commitment Fee will initially be 0.375%
                                        per annum and after delivery of
                                        financial statements for the first full
                                        fiscal quarter ending after the Closing
                                        Date will be reduced based on a
                                        usage-based grid to be agreed. Accrued
                                        Commitment Fees will be payable
                                        quarterly in arrears (calculated on a
                                        360-day basis) for the account of the
                                        Lenders from the Closing Date.

Letter of Credit Fees:                  Borrower will pay (i) the issuing bank
                                        (the "Issuing Bank") a fronting fee
                                        equal to 12.5 basis points per annum and
                                        (ii) the Lenders under the Revolving
                                        Credit Facility letter of credit
                                        participation fees equal to (a) in the
                                        case of standby letters of credit, the
                                        Interest Margin for LIBOR Loans under
                                        the Revolving Credit Facility and (b) in the case of trade letters of credit, the greater of (x) the Interest Margin for LIBOR Loans under the Revolving Credit
                                        Facility minus 50 basis points and (y)
                                        50 basis points, in each case, on the
                                        undrawn amount of all outstanding
                                        letters of credit. In addition, Borrower will pay the Issuing Bank customary issuance fees.

Mandatory Prepayments:                  An amount equal to (a) 100% of the net
                                        proceeds received from the sale or other disposition of all or any part of the assets of Holdings or any of its subsidiaries after the Closing Date other than amounts reinvested in
                                        Borrower's business and subject to other exceptions to be agreed, (b) 100% of all casualty and condemnation proceeds in excess of amounts applied promptly to replace or restore any properties in respect of which such proceeds are paid to Holdings and its subsidiaries and (c) the amount, if any, required from time to time, to assure that amounts outstanding under the Revolving Credit
                                        Facility do not exceed the Borrowing
                                        Base.

                                        There will be no prepayment penalties
                                        (except LIBOR breakage costs) for
                                        mandatory prepayments.

Optional Prepayments: Permitted in whole or in part, with prior notice but without premium or penalty (except LIBOR breakage costs) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

Application                             of Prepayments: Mandatory prepayments
                                        (other than those made to comply with
                                        the Borrowing Base requirements) and
                                        optional prepayments will in each case
                                        be applied to the Revolving Credit
                                        Facility including cash
                                        collateralization of letters of credit.

Commitment Reductions:                  Whenever a prepayment is made to the
                                        Revolving Credit Facility in connection
                                        with a sale or disposition referred to
                                        in clause (a) of the Section above
                                        entitled "Mandatory Prepayments", the
                                        Collateral Agent or the Administrative
                                        Agent shall have the right to reduce the Revolving Credit Facility commitments by an amount up to the amount of the payment applied to the Revolving Credit
                                        Facility.

Guarantees:                             The Revolving Credit Facility will be
                                        fully and unconditionally guaranteed on
                                        a joint and several basis by Holdings
                                        and all of the existing and future
                                        direct and indirect domestic
                                        subsidiaries of Holdings (collectively,
                                        the "Guarantors") and any Canadian
                                        Subfacility will be fully and
                                        unconditionally guaranteed on a joint
                                        and several basis by Holdings and all of the future direct and indirect domestic and foreign subsidiaries of Holdings
                                        (the "Canadian Guarantors") and, in each case, shall be subject to typical fraudulent conveyance savings provisions and contribution agreements to be coordinated with the terms in the Bridge
                                        Facility.

Security:                               The Revolving Credit Facility (other
                                        than the Canadian Subfacility which
                                        shall be secured as described below) and any hedging obligations or cash management arrangements to which a
                                        Lender or an affiliate of a Lender is a
                                        counterparty will be secured by
                                        perfected pledges of all of the equity
                                        interests of Borrower and each of
                                        Holdings' direct and indirect domestic
                                        subsidiaries and of 65% of the equity
                                        interests of Borrower's direct and
                                        indirect "first-tier" foreign
                                        subsidiaries (collectively, the "Pledged
                                        Equity Interests"), and perfected
                                        security interests in and mortgages on
                                        all tangible and intangible assets
                                        (including, without limitation, accounts receivable, inventory, equipment
                                        (excluding vehicles), general
                                        intangibles, intercompany notes,
                                        insurance policies, investment property, intellectual property, owned real property (but not leased real property, except that the Borrower will use commercially reasonable efforts to deliver, with respect to each of its leased distribution centers, a perfected leasehold mortgage and landlord's consent in favor of the Administrative
                                        Agent (it being understood that
                                        commercially reasonable efforts shall
                                        not include the payment of any material
                                        fee to obtain a landlord's consent, the
                                        increasing of rent under any lease in a
                                        material amount, or other material
                                        revisions to the economic terms of any
                                        lease)), cash and proceeds of the
                                        foregoing) of Borrower and the
                                        Guarantors, wherever located, now or
                                        hereafter owned (collectively, the
                                        "Collateral"), except, in the case of
                                        any foreign subsidiary, to the extent
                                        such pledge or security interest would
                                        be prohibited by applicable law or would result in materially adverse tax consequences, and except to the extent the cost of obtaining such pledge or security interest is excessive in relation to the benefit thereof (as determined by the Administrative Agent in its reasonable discretion), and subject to such other exceptions as are agreed. Any assets not constituting
                                        "Collateral" will be subject to a
                                        negative pledge.

                                        Any Canadian Subfacility and related
                                        obligations thereunder will be secured
                                        by perfected pledges of all of the
                                        equity interests of Borrower and each of Holdings' direct and indirect domestic and foreign subsidiaries and perfected security interests in and mortgages on all other Collateral, except to the extent the cost of obtaining such pledge or security interest is excessive in relation to the benefit thereof (as determined by the Administrative Agent in its reasonable discretion), and subject to such other exceptions as are agreed.

Priorities; Intercreditor Agreement:    The liens and security interests in the
                                        Collateral and various other related
                                        rights will be subject to the terms of
                                        an Intercreditor Agreement to be
                                        reasonably satisfactory to the Arranger.
                                        That agreement will provide, among other things, that the liens on Collateral comprised of equipment, fixtures, trademarks, the Pledged Equity Interests and any interests in real property (the
                                        "Bridge Primary Collateral" will secure
                                        the Bridge Facility and any secured
                                        Notes and the obligations in respect of
                                        swap agreements provided by the Lenders
                                        under the Bridge Facility or the holders of such Notes (the "Bridge and Senior
                                        Secured Floating Rate Notes
                                        Obligations") on a first-priority basis
                                        and the Revolving Credit Facility and
                                        the obligations in respect of swap
                                        agreements and cash management
                                        arrangements provided by the Lenders
                                        under such facility (the "Revolving
                                        Credit Obligations") on a
                                        second-priority basis. The liens on all
                                        other Collateral (the "Revolving Credit
                                        Primary Collateral") shall secure the
                                        Revolving Credit Obligations on a
                                        first-priority basis and the Bridge and
                                        Senior Secured Floating Rate Notes
                                        Obligations on a second-priority basis.
                                        The Intercreditor Agreement shall
                                        provide, among other things, for
                                        customary and appropriate standstill and default notice provisions, for access to and use of (including licenses of trademarks) the Bridge Primary
                                        Collateral during an enforcement with
                                        respect to the Revolving Credit Primary
                                        Collateral, for procedures and
                                        limitations on the collection of
                                        proceeds of Collateral, the tracing of
                                        the priorities into such proceeds and
                                        the allocation and turn-over of any
                                        identified proceeds of Bridge Primary
                                        Collateral which are collected through
                                        the cash management process, for
                                        releases of second-priority liens upon
                                        sale or disposition of Collateral when
                                        the first-priority lien is released, for waiver of various adequate protection rights, for limitations on the rights of the second-priority lien holder to enforce on its Collateral if the effect would be to interfere with the first-priority lien holder, and for other customary provisions dealing with bankruptcy and enforcement issues between first-priority and second-priority lien holders.

                                        Notwithstanding the foregoing, if the
                                        Bridge Facility or the Notes, as
                                        applicable, are not secured, the
                                        Revolving Credit Facility will be
                                        secured by a first-priority lien on all
                                        of the Collateral.

Borrowing                               Base: The amount from time to time
                                        outstanding (including any obligations
                                        with respect to Letters of Credit) under the Revolving Credit Facility shall not exceed the lesser of the Maximum Amount or the total of (the "Borrowing Base
                                        Amount"):

                                        1.        85% of the value of Borrower's
                                                  eligible receivables from
                                                  major credit card processors
                                                  (including, but not limited
                                                  to, VISA, Mastercard, American
                                                  Express, Diners Club and
                                                  DiscoverCard); plus

                                        2.        the lesser of (i) 80% of cost
                                                  of Borrower's eligible
                                                  inventory, or (ii) 85% of the
                                                  net orderly liquidation value
                                                  of such eligible inventory
                                                  (based on the most recent
                                                  inventory appraisal; a
                                                  seasonal over-advance of up to
                                                  90% will be provided if
                                                  necessary); plus

                                        3.        75% of the aggregate undrawn
                                                  face amount of eligible
                                                  documentary trade letters of
                                                  credit; minus

                                        4.        any other reserves as the
                                                  Collateral Agent or the
                                                  Administrative Agent may, from
                                                  time to time, establish in
                                                  their respective Permitted
                                                  Discretion.

                                        Eligible inventory shall include goods
                                        in transit from suppliers, other than
                                        goods which are being imported under
                                        outstanding letters of credit, if bills
                                        of lading and other customary shipping,
                                        insurance and customs documents have
                                        been delivered to the Collateral Agent
                                        or its designee, if such documentation
                                        is reasonably determined to be
                                        acceptable by the Collateral Agent and
                                        if such goods would otherwise qualify as "eligible inventory." Any inventory at locations not owned by the Borrower will be deemed eligible subject to access agreements and/or landlord waivers in form and substance satisfactory to the Collateral Agent and the Administrative Agent being received by the Collateral Agent or the maintenance of reserves and appropriate procedures to assure payment of amounts owing to landlords so that access can be obtained.

                                        Actual advance rates and details of
                                        eligibility criteria, levels of
                                        collateral that may be included in the
                                        Borrowing Base from subsidiaries of
                                        Borrower, as well as other levels of and limitations on collateral that may be included in the Borrowing Base, are to be determined after the collateral audit and appraisals are completed and consolidating financial information has been made available and shall be subject to further revision, from time to time, pursuant to procedures to be detailed in the Bank Documentation. In addition, each of the Collateral Agent and the Administrative Agent shall have the right to establish reserves with respect to the borrowing base for such purposes and in such amounts as each shall determine appropriate in their respective Permitted Discretion from time to time, pursuant to procedures to be detailed in the Bank Documentation.

Cash Management:                        All cash and cash equivalents (other
                                        than payroll accounts and trust
                                        accounts) of Borrower and its
                                        subsidiaries and all proceeds of
                                        Collateral shall (a) be deposited into
                                        one or more bank accounts or investment
                                        accounts for which the Collateral Agent
                                        shall have a deposit account agreement,
                                        securities account control agreement or
                                        otherwise have control (in each case
                                        pursuant to documentation acceptable to
                                        the Collateral Agent and the
                                        Administrative Agent) and (b) in the
                                        event that average Excess Availability
                                        for the preceding Fiscal Quarter is less than $90 million, be applied one day after receipt in the account (or if a concentration account is used, one day after receipt in such concentration account) to the outstanding loan balances in accordance with customary collateral management procedures to be detailed in the Bank Documentation.


Reporting and Related Requirements:     Customary for facilities of this nature,
                                        including, but not limited to the
                                        following:

                                        1.        Annual audited financial
                                                  statements within 90 days of
                                                  each fiscal year end.

                                        2.        Quarterly financial statements
                                                  within 45 days of each quarter
                                                  end.

                                        3.        Monthly financial statements
                                                  within 30 days of each month
                                                  end.

                                        4.        Annually prepared monthly
                                                  budget for the upcoming year,
                                                  including line items for
                                                  budgeted Borrowing Base levels
                                                  and credit utilization.

                                        5.        A Collateral field audit
                                                  annually and independent
                                                  Collateral appraisals
                                                  annually, in each case at the
                                                  expense of the Borrower, and
                                                  in each case, if Excess
                                                  Availability is below $90.0
                                                  million, to be performed more
                                                  frequently at Collateral
                                                  Agent's or Administrative
                                                  Agent's reasonable request.

                                        6.        Borrowing Base certificates
                                                  signed by a responsible
                                                  corporate officer and
                                                  supplemental or supporting
                                                  exhibits, and other specific
                                                  supporting data requested from
                                                  time to time by the Collateral
                                                  Agent or the Administrative
                                                  Agent, all on a basis,
                                                  frequency and form to be
                                                  determined after the
                                                  Collateral Agent has been
                                                  definitively selected and has
                                                  reviewed the results of the
                                                  collateral audit and appraisal
                                                  work.

Conditions                              to Initial Borrowings: Conditions
                                        precedent to initial borrowings under
                                        the Revolving Credit Facility will be
                                        those set forth in the Commitment Letter and in Annex II to the Commitment
                                        Letter.

Conditions to Each Borrowing:           Conditions precedent to each borrowing
                                        or issuance under the Revolving Credit
                                        Facility will be the following: (1) the
                                        absence of any continuing default or
                                        event of default, (2) the accuracy of
                                        all representations and warranties and
                                        (3) continued compliance with the
                                        Borrowing Base requirements after giving effect to such borrowing or issuance.

Representations and Warranties:         The following representations and
                                        warranties will apply, subject to
                                        materiality thresholds and exceptions to be agreed, to Holdings, Borrower and its subsidiaries: representations and warranties as to financial statements
                                        (including pro forma financial
                                        statements); absence of undisclosed
                                        liabilities; no material adverse change;
                                        corporate existence; compliance with
                                        law; corporate power and authority;
                                        enforceability of the Bank
                                        Documentation; no conflict with law or
                                        contractual obligations; no material
                                        litigation; no default; ownership of
                                        property; liens; intellectual property;
                                        taxes; Federal Reserve regulations;
                                        ERISA; Investment Company Act;
                                        subsidiaries; environmental matters;
                                        solvency; accuracy and completeness of
                                        disclosure; and creation and perfection
                                        of security interests.

Affirmative                             Covenants: The following affirmative
                                        covenants will apply, subject to
                                        materiality thresholds and exceptions to be agreed, to Holdings, Borrower and their subsidiaries:

                                        Delivery of notices of defaults,
                                        litigation and other material events,
                                        budgets and other information
                                        customarily supplied in a transaction of this type; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA) and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; agreement to hold annual meetings of Lenders; further assurances (including, without limitation, with respect to security interests in after-acquired property); and, if more than 50.0% of the Notes are floating rate, agreement to establish an interest rate protection program and/or have fixed rate financing on 50.0% of the amount of the Notes.

Negative Covenants:                     The following negative covenants will
                                        apply, subject to materiality thresholds and exceptions to be agreed, to Holdings, Borrower and its subsidiaries:

                                        1.        Limitation on dispositions of
                                                  assets and changes of business
                                                  and ownership.

                                        2.        Limitation on mergers and
                                                  acquisitions.

                                        3.        Limitations on dividends and
                                                  stock repurchases and
                                                  redemptions (with permitted
                                                  dividends to be agreed).

                                        4.        Limitation on indebtedness
                                                  (including guarantees and
                                                  other contingent obligations)
                                                  and preferred stock.

                                        5.        Limitation on loans and
                                                  investments.

                                        6.        Limitation on liens and
                                                  further negative pledges.

                                        7.        Limitation on transactions
                                                  with affiliates.

                                        8.        Limitation on sale and
                                                  leaseback transactions.

                                        9.        Limitation on capital
                                                  expenditures.

                                        10.       Limitation on hedging
                                                  agreements and arrangement of
                                                  non-speculative transactions.

                                        11.       Maintenance of Holdings as a
                                                  passive holding company.

                                        12.       Maintenance of any holding
                                                  company formed to hold
                                                  intellectual property as a
                                                  passive holding company.

                                        13.       Prohibition on amendments or
                                                  prepayments of subordinated
                                                  indebtedness.

                                        14.       No modification or waiver of
                                                  material documents (defined as
                                                  charter documents of Borrower
                                                  and its subsidiaries and all
                                                  documents relating to the
                                                  Bridge Facility, the Notes, if
                                                  any, and the Equity Financing)
                                                  in any manner materially
                                                  adverse to the Lenders without
                                                  the consent of the Requisite
                                                  Lenders.

                                        15.       No change to fiscal year.

Financial Covenants:                    Financial covenants will apply to
                                        Borrower and its consolidated
                                        subsidiaries at any time Excess
                                        Availability is less than $75.0 million
                                        and shall consist of:

                                        1.        Maximum leverage ratio.

                                        2.        Minimum fixed charge coverage
                                                  ratio.

Events of Default: Nonpayment, breach of representations and covenants, cross defaults, loss of lien on collateral, invalidity of guarantees, bankruptcy and insolvency events, ERISA events, judgments and change of control (to be defined), in each case subject to materiality thresholds and exceptions to be agreed.

Assignments and Participations:         Each Lender may assign all or, subject
                                        to minimum amounts to be agreed, a
                                        portion of its loans and commitments
                                        under the Revolving Credit Facility
                                        (except during the continuation of any
                                        default, other than to certain persons
                                        designated in writing by Borrower on or
                                        prior to the date of the Commitment
                                        Letter). Assignments will require
                                        payment of an administrative fee to the
                                        Administrative Agent and the consent of
                                        the Administrative Agent, the Issuing
                                        Bank and Borrower, which consents shall
                                        not be unreasonably withheld or delayed;
                                        provided that (i) no consents shall be
                                        required for an assignment to an
                                        existing Lender or an affiliate of an
                                        existing Lender and (ii) no consent of
                                        Borrower shall be required during the
                                        continuation of a default. In addition,
                                        each Lender may sell participations in
                                        all or a portion of its loans and
                                        commitments under the Revolving Credit
                                        Facility (other than to certain persons
                                        designated in writing by Borrower on or
                                        prior to the date of the Commitment
                                        Letter); provided that no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Revolving Credit Facility (except as to certain customary issues).

Expenses and Indemnification:           All reasonable out-of-pocket expenses
                                        (including but not limited to reasonable legal fees and expenses of not more than one counsel plus, if necessary, one local counsel per jurisdiction and lien searches and title insurance charges, appraisal fees and other expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of UBS, the Co-Book-Managers, the Arranger, the Administrative Agent and the Collateral Agent associated with the syndication of the Revolving Credit
                                        Facility and with the preparation,
                                        execution and delivery, administration,
                                        amendment, waiver or modification
                                        (including proposed amendments, waivers
                                        or modifications) of the documentation
                                        contemplated hereby are to be paid by
                                        Borrower on and after the Closing Date,
                                        if it occurs. In addition, all
                                        reasonable out-of-pocket expenses
                                        (including but not limited to reasonable legal fees and expenses of not more than one counsel plus, if necessary, one local counsel per jurisdiction) of the Lenders, the Administrative Agent and the Collateral Agent for workout proceedings, enforcement costs and documentary taxes associated with the
                                        Revolving Credit Facility are to be paid by Borrower.

                                        Borrower will indemnify the Lenders,
                                        UBS, the Co-Book-Managers, the Arranger, the Administrative Agent and the Collateral Agent and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable legal fees and expenses of not more than one counsel plus, if necessary, one local counsel per jurisdiction) and liabilities arising out of or relating to the transactions contemplated hereby and any actual or proposed use of the proceeds of any loans made under the Revolving Credit Facility; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final judgment of a court of competent jurisdiction to have been incurred primarily by reason of the gross negligence or willful misconduct of such person. Yield Protection, Taxes and Other Deductions:
                                        The Bank Documentation will contain
                                        yield protection provisions, customary
                                        for facilities of this nature,
                                        protecting the Lenders in the event of
                                        unavailability of LIBOR, breakage
                                        losses, reserve and capital adequacy
                                        requirements.

                                        All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office). The Lenders will use commercially reasonable efforts to minimize to the extent possible any applicable taxes and Borrower will indemnify the Lenders and the
                                        Administrative Agent for such taxes paid by the Lenders or the Administrative Agent.

Requisite                               Lenders: Lenders holding at least a
                                        majority of total loans and commitments
                                        under the Revolving Credit Facility,
                                        with certain amendments requiring the
                                        consent of Lenders holding a greater
                                        percentage (or each Lender affected) of
                                        the total loans and commitments under
                                        the Revolving Credit Facility (subject
                                        to a "yank-a-bank" provision).

Governing                               Law and Forum: The laws of the State of
                                        New York. Each party to the Bank
                                        Documentation will waive the right to
                                        trial by jury and will consent to the
                                        exclusive jurisdiction of the state and
                                        federal courts located in The City of
                                        New York.

Counsel to UBS, the Arranger,
the Administrative Agent
and the Collateral Agent:               Latham & Watkins LLP.

                                                                        ANNEX II
                                                                        --------


                            CONDITIONS TO CLOSING(2)
                            ------------------------

                  The Commitments of UBS, UBSS, BSCL and Bear Stearns under the Commitment Letter are subject to the conditions set forth in the Commitment Letter and satisfaction of each of the conditions precedent set forth below.

                  1. UBS shall have reviewed, and be satisfied with, the final structure, terms and conditions and the documentation relating to the Acquisition, including the Acquisition Agreement (collectively, the "Acquisition Documents"), and each of the other Transactions (it being understood that UBS is satisfied with the draft of the Acquisition Agreement received by UBS on
November  5,  2005).  The  Acquisition  and  the  other  Transactions  shall  be consummated concurrently with the initial funding of the Facilities in accordance with the Acquisition Documents and such other documentation without any material waiver or amendment thereof unless consented to by UBS. In connection with the Refinancing, any and all indebtedness outstanding under all existing domestic and foreign credit and trade payable facilities and all commitments for undrawn lines of credit thereunder shall be repaid in full, all such facilities shall be terminated and all liens granted with respect thereto shall be fully and unconditionally released.

                  2. The conditions to borrowing described in Exhibit B to the Bridge Commitment Letter shall have been satisfied or waived.

                  3. The proceeds to Borrower from the Equity Financing shall not be less than $633.4 million. The terms and documentation of the Equity Financing and the Rollover Equity shall be reasonably satisfactory to the Arranger.

                  4. The Arranger shall have (i) received audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Acquired Business for the fiscal year ended December 31, 2005 and for each of the prior two fiscal years (the "Audited Financial Statements") and
(ii) received (A) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Acquired Business for each fiscal quarter of the current fiscal year ending more than 20 days prior to the Closing Date, for the period from the beginning of the current fiscal year to the end of such fiscal quarter and for the comparable periods of the preceding fiscal year (the "Unaudited Financial Statements") (with respect to which the independent auditors shall have performed a SAS 100 review), (B) unaudited consolidated balance sheets and related statements of income of the Acquired Business for each fiscal month ending more than 20 days prior to the Closing Date, for the period from the beginning of the current fiscal year to the end of

(2) All capitalized terms used but not defined herein shall have the meanings provided in the Committment Letter to which this Annex II is attached such month and for the comparable periods of the preceding fiscal year, and (C) a pro forma consolidated balance sheet and related statements of income and cash flows for Borrower (the "Pro Forma Financial Statements"), pro forma EBITDA ("Pro Forma EBITDA") and pro forma EBITDAR ("Pro Forma EBITDAR") for the last fiscal year covered by the Audited Financial Statements and for each twelve-month period ending after September 30, 2005 and more than 20 days prior to the Closing Date, in each case after giving effect to the Transactions. By no later than February 3, 2006, the Arranger shall have received financial data for the year ended December 31, 2005 comparable to that contained in the Acquired Business' year end earnings release. The financial statements referred to in clauses (i), (ii)(A) and (ii)(B) shall be prepared in accordance with accounting principles generally accepted in the United States. The Pro Forma Financial Statements shall be consistent in all material respects with the sources and uses described in the Commitment Letter. The Pro Forma Financial Statements shall be prepared on a basis consistent with pro forma financial statements that would be set forth in a registration statement filed with the Securities and Exchange Commission.

                  5. Holdings, Borrower, the Acquired Business and their subsidiaries and the transactions contemplated hereby shall be in compliance, in all material respects, with all applicable laws and regulations, except to the extent as would not have a material adverse effect on Holdings, Borrower, the Acquired Business and their subsidiaries, taken as a whole. All necessary governmental and material third party approvals in connection with the Transactions shall have been obtained and shall be in effect, except to the extent as would not have a material adverse effect on Holdings, Borrower, the Acquired Business and their subsidiaries, taken as a whole.

                  6. Sources and uses of funds and the assumptions relating thereto (including indebtedness or preferred equity of Holdings, Borrower, the Acquired Business or any of their respective subsidiaries after giving effect to the Transactions) shall be as set forth in the Commitment Letter in all material respects.

                  7. The Administrative Agent shall have received a satisfactory solvency certificate from the chief financial officer of Holdings that shall document the solvency of Holdings and its subsidiaries on a consolidated basis after giving effect to the Transactions.

                  8. Holdings, Borrower and each of the Guarantors shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

                  9. Pro Forma EBITDA (calculated in accordance with Schedule A) for the fiscal year ended December 31, 2005 shall not be less than $140.0 million. The ratio of (x) pro forma total consolidated indebtedness of Holdings as of December 31, 2005 (after giving effect to the Transactions, including any voluntary capital contribution made in addition to the required minimum Equity Financing, the proceeds of which are used to reduce indebtedness of Holdings and its subsidiaries, but excluding any amounts drawn under the Revolving Credit Facility on the Closing Date) plus eight times rent for the fiscal year ended December 31, 2005 (the "Rent Amount") to (y) Pro Forma EBITDAR (calculated in accordance with Schedule A) for the fiscal year ended December 31, 2005 shall not be greater than 6.75x. Same store sales of the Acquired Business during the fiscal quarter ended December 31, 2005 shall not have decreased more than 6% from same store sales during the fiscal quarter ended December 31, 2004.

                  10. All costs, fees, expenses and other compensation payable to the Lenders, the Bank, the Arranger, the Administrative Agent or the Collateral Agent shall have been paid to the extent due.

                  11. The Arranger shall have had not less than 30 consecutive days to conduct the syndication of the Revolving Credit Facility. Such period shall (i) commence upon delivery of the final confidential information memorandum referred to in the Commitment Letter under "Syndication" to the Arranger and (ii) not include any days in the period from and including December 16, 2005 through and including January 1, 2006.

                  12. There shall have occurred the negotiation, execution and delivery of definitive documentation consistent with transactions for companies owned by Sponsor (the "Bank Documentation"), including opinions, certificates and other closing documentation as the Arranger shall reasonably request, with respect to the Revolving Credit Facility reflecting and consistent with the terms and conditions set forth herein and in the Bank Term Sheet and the Fee Letter and otherwise reasonably satisfactory to you and us.

                  13. Prior to or concurrently with the initial borrowings under the Revolving Credit Facility, Borrower shall have received gross proceeds of the lesser of (a) an amount equal to the difference of (x) the product of (i)
6.75 and (ii) Pro Forma EBITDAR for the fiscal year ended  December 31, 2005 and
(y) the Rent Amount and (b) $650.0 million, either from the issuance and sale of the Notes or from borrowings under the Bridge Facility. The documentation and terms of the Notes and the Bridge Facility shall be reasonably satisfactory in form and substance to the Arranger.

                  14. Borrower shall have Excess Availability (as defined in the Bank Term Sheet and after giving effect to the Transactions) of at least $325.0 million or such lesser amount as UBS, after consultation with the Lenders, may approve on the Closing Date.

                  15. The Administrative Agent and the Collateral Agent shall have (i) conducted (directly or through one or more agents) a satisfactory review of the Collateral, including the record-keeping procedures relating to the inventory and cash collateral reporting and the performance of the Collateral, including a supplemental "take-over audit" to be conducted within five (5) days prior to the Closing Date, and the results of such review shall support the determinations of the Collateral Agent and the Administrative Agent used in determining "Excess Availability" and the borrowing base and related reserves, (ii) received a satisfactory appraisal of Borrower's inventory conducted by an appraiser to be designated by the Collateral Agent and the Administrative Agent (which appraisal shall appraise eligible inventory at not less than (i) 60.0% of the book value of gross inventory and (ii) 70.0% of the liquidation value of Borrower's gross inventory as set forth in the Acquired Business' most recent financial statements delivered pursuant to condition 4 above) and (iii) received evidence of satisfactory insurance coverage with respect to both the Collateral and general liability exposure, including customary loss payable endorsements recognizing the interest of the Collateral Agent.

                  16. The Collateral Agent shall have perfected liens and security interests in all assets as required in the Bank Term Sheet under the heading "Security" and lien searches and commitments for title insurance, in form and substance reasonable satisfactory to the Collateral Agent and the Administrative Agent, shall have been obtained for all collateral described therein.

                                   SCHEDULE A
                                   ----------

Pro Forma EBITDA shall be defined as:
o    net earnings (loss)
o    plus income taxes,
o    plus interest expense,
o    less interest income,
o    plus depreciation,
o    plus amortization of intangibles,
o    plus goodwill amortization.

Pro Forma EBITDA will be adjusted to exclude the following items that occurred in the first three quarters of fiscal year 2005:
o expenses that can specifically be delineated as being attributable to this transaction (e.g. accounting, tax, legal, and other expenses specifically attributable to this transaction) in an amount to be no greater than $0.9 million in aggregate.

Pro Forma EBITDA will be further adjusted to exclude the following items that occurred only during the fourth quarter of fiscal year 2005:
o expenses that can specifically be delineated as being attributable to this transaction (e.g. accounting, tax, legal, and other expenses specifically attributable to this transaction);
o expenses related to transaction bonus and stay compensation specifically related to this transaction in an amount to be no greater than $1.6 million;
o shareholder reporting expenses (e.g. proxy statement preparation fees, proxy solicitor, printing, mailing expenses, etc.);
o non-recurring non-cash goodwill and asset impairment charges (excluding any charges related to inventory);
o restructuring reserve charges or credits related to the 2001 store closure program;
o    non-cash stock-based compensation charges;
o    severance costs associated with the Greensboro distribution center closure;
     and
o non-recurring gains and losses from the sale of the Greensboro, NC distribution center; the Clifton, NJ headquarters building; the Secaucus, NJ store; the Plano, TX store; the College Station, TX store; and the Colorado Springs, CO store.

In addition, the calculation of Pro Forma EBITDA should:
o Incorporate the reversal of any change in accounting principles occurring after September 30, 2005, so that Pro Forma EBITDA will be calculated in the same manner as it would have been calculated on September 30, 2005 before such change;
o Maintain the same methodology, procedures or practices employed by the Acquired Business related to areas of accounting estimates as used in and consistent with past practice; and
o To the extent the Acquired Business does not comply with Section 5.1 of the Acquisition Agreement, not reflect any resulting impact to the income statement.

                                 Exhibit A-1-1

UBSS and Bear Stearns and their agents will be permitted to review all work papers and have access to the Acquired Business' auditors in order to understand the basis for the Acquired Business' computation of Pro Forma EBITDA.




                                 Exhibit A-1-2